 Exhibit 99.1

Napo EU S.p.A., Jaguar Health’s Italian Subsidiary, and
Dragon SPAC S.p.A. Announce Close of 8,830,000 Euro
Dragon SPAC Financing

Napo EU, the identified target of Dragon SPAC, seeks to develop plant-based crofelemer to potentially treat orphan disease – short bowel syndrome (crofelemer has received orphan-drug designation from the US FDA for SBS)

Merger of Napo EU & Dragon SPAC expected to be effective within approximately 80 days, with related future SBS license and milestone fees totaling up to $12.5 million

Milan, Italy & San Francisco, CA (July 19, 2021): Dragon SPAC S.p.A. and Napo EU S.p.A., the Italian subsidiary of Napo Pharmaceuticals, Inc., which is the wholly owned U.S. subsidiary of Jaguar Health, Inc. (NASDAQ: JAGX), today announced the closing of the financing of Dragon SPAC for gross proceeds of approximately 8,830,000 euros, representing (based on the dollar-to-euro exchange rate) the previously announced $10.8 million of funding from Jaguar into Dragon SPAC using funds from the recent registered direct offering for the benefit of Jaguar's wholly-owned Italian subsidiary. Net proceeds from the private placement will be used to fund Dragon SPAC's contemplated business combination (the "Merger") with Napo EU and the activities of the combined Napo EU/Dragon SPAC entity resulting from the Merger (the “Combined Company”). The Merger is expected to be effective within approximately 80 days.

Additional funding will be sought for the Combined Company.

Napo EU was formed with the mission to expand access to plant-based medicines crofelemer and lechlemer to Europe (excluding Russia) to address significant unmet gastrointestinal medical needs. Through Napo Pharmaceuticals, Jaguar will provide Napo EU with an exclusive license (the “Napo License”) to study, develop, and commercialize crofelemer for this region of the European market for specific indications. Napo EU's initial focus is on pursuing the accelerated conditional marketing authorization pathway from the European Medicines Agency (EMA) for crofelemer for an important orphan-designated disease: intestinal failure with short bowel syndrome (IF-SBS).

“We are very pleased that crofelemer’s first-in-class mechanism of action may potentially benefit and change the lives of people suffering from this devastating orphan disease that leads to intestinal failure,” stated Lisa Conte, Jaguar's president and CEO and Napo EU board member.

“We believe crofelemer will be eligible for the EMA's conditional marketing authorization pathway for short bowel syndrome, which provides a fast-track clinical review process. We believe Jaguar’s shareholders will benefit from the anticipated revenue that Jaguar expects to earn from the license fees, royalty payments, and product transfer pricing requirements outlined in the license agreement between Napo Pharmaceuticals and Napo EU.”

“I am very happy that the private financing of Dragon SPAC has successfully closed,” said Josh Mailman, the founding sponsor and a board member of Dragon SPAC, “and that Napo EU’s efforts to pursue conditional marketing authorization for IF-SBS are progressing.”

The global SBS market exceeded $568 million in 2019 and is expected to reach $4.6 billion by 2027 with a CAGR of 26% from 2020 to 2027, according to a report from Vision Research Reports.

Through the Napo License, following the Merger, Jaguar will be eligible to receive license and development milestone fees for SBS from the Combined Company totaling up to $12.5 million, and will be entitled to receive ascending double-digit royalties on cumulative annual sales of crofelemer in Europe by the Combined Company following approval and commercialization of crofelemer in Europe.

Crofelemer has received orphan-drug designation in the U.S. from the U.S. Food and Drug Administration for SBS, which is a complex condition characterized by severe malabsorption of fluids and nutrients due to surgical resection of bowel segments, congenital anomalies, or disease-associated loss of absorption. For SBS patients who endure the catastrophic loss of their bowel, the resulting excessive intestinal fluid output and lifelong restriction and adjustment of oral intake of food and liquids leads to the requirement to receive intravenous fluids for most of every day (parenteral nutrition). This challenges their ability to carry out activities of daily living, or to attend school or work, and has a significant impact on their daily quality of life. Furthermore, lifelong parenteral nutrition leads to potentially life-threatening complications like sepsis and organ failure. SBS affects approximately 10,000 to 20,000 people in the United States1, according to the Crohn's & Colitis Foundation, and it is estimated that the population of SBS patients in Europe is approximately the same size.2

“We are also thrilled with the geographical proximity of Napo EU to Indena S.p.A., a Milan, Italy-based pioneer and leader in plant-based pharmaceutical manufacturing that shares our commitment to botanical science and sustainable development practices. We have a long-standing relationship with Indena, and are working together to bring Indena on as an additional important manufacturer of crofelemer for the global marketplace,” Conte said.

Consummation of the Merger requires the submission of a filing to the Italian government for review and approval under the Italian government’s so-called “Golden Powers” law, which pertains to foreign investments in Italian companies in industries such as healthcare. This process is expected to take at most 45 business days.

The issuance of the securities by the Dragon SPAC was not registered under the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold only to “accredited investors” in reliance on the exemption from registration set forth in Rule 506(c) of Regulation D promulgated under the Securities Act. The securities have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of the securities in any jurisdiction in which such offer, solicitation or sales would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Crofelemer

Crofelemer is a botanical (plant-based) drug extracted and purified from the red bark sap, also referred to as “dragon’s blood,” of the medicinal Croton lechleri tree in the Amazon Rainforest. Napo has established a sustainable harvesting program, under fair trade practices, for crofelemer to ensure a high degree of quality, ecological integrity, and support for Indigenous communities. Crofelemer is the active ingredient in Mytesi®, Jaguar’s FDA approved drug to treat diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). It is the only oral plant-based prescription medicine approved under FDA Botanical Guidance.

About Dragon SPAC S.p.A.

Based in Milan, Italy, Dragon SPAC was formed by Josh Mailman, who is the founding sponsor and a board member of Dragon SPAC. A well-known, New York City-based impact investor, Mailman co-founded Social Venture Network (now Social Venture Circle) in 1987, founded the Threshold Foundation in 1981, and founded Business for Social Responsibility in 1992. He is also the managing director of Serious Change L.P., a $100 million privately held impact fund he started in 2006, serves on the boards of Benefithub, Giving Assistant, Baltix Design, and Red Rabbit, and is an advisor to Social Venture Circle and the Threshold Foundation.

About Jaguar Health, Inc., Napo Pharmaceuticals, Inc. & Napo EU S.p.A.

Jaguar Health, Inc. is a commercial stage pharmaceuticals company focused on developing novel, plant-based, non-opioid, and sustainably derived prescription medicines for people and animals with GI distress, specifically chronic, debilitating diarrhea. Our wholly owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary plant-based human gastrointestinal pharmaceuticals from plants harvested responsibly from rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy and the only oral plant-based prescription medicine approved under FDA Botanical Guidance. Napo Pharmaceuticals’ wholly owned Italian subsidiary, Napo EU S.p.A., focuses on expanding crofelemer access in Europe and is the named target of Dragon SPAC.

For more information about Jaguar, please visit https://jaguar.health. For more information about Napo Pharmaceuticals, visit www.napopharma.com. For more information about Napo EU, visit www.napoeu.com.

About Mytesi®

Mytesi® (crofelemer delayed release tablets) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi® is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi®. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

More information and complete Prescribing Information are available at Mytesi.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding plans for Napo EU to develop crofelemer to potentially treat IF-SBS, the expectation that the Merger will be effective within approximately 80 days, with related future SBS license and milestone fees totaling up to $12.5 million, the expectation that, through Napo Pharmaceuticals, Jaguar will provide Napo EU with an exclusive license to study, develop, and commercialize crofelemer, Jaguar’s belief that crofelemer’s first-in-class mechanism of action may potentially benefit and change the lives of people suffering from IF-SBS, Jaguar’s belief that crofelemer will be eligible for the EMA's conditional marketing authorization pathway for SBS, Jaguar’s belief that Jaguar shareholders will benefit from the anticipated revenue that Jaguar expects to earn from the license fees, royalty payments, and product transfer pricing requirements outlined in the Napo License, the expectation that the global SBS market will reach $4.6 billion by 2027 with a CAGR of 26% from 2020 to 2027, and the expectation that the review and approval process required for consummation of the Merger under the Italian government’s so-called “Golden Powers” law will take at most 45 business days. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

1 http://www.crohnscolitisfoundation.org/sites/default/files/legacy/assets/pdfs/short-bowel-disease-crohns.pdf

2 http://www.pharmabiz.com/NewsDetails.aspx?aid=84221&sid=2

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

Jaguar-JAGX